                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 14, 2002





                              VERIZON MARYLAND INC.
             (Exact name of registrant as specified in its charter)





Maryland                                            1-6875                       52-0270070
(State or other jurisdiction of incorporation)      (Commission File Number)     (I.R.S. Employer Identification No.)


One East Pratt Street
Baltimore, Maryland                                                              21202
(Address of principal executive offices)                                         (Zip Code)


       Registrant's telephone number, including area code: (410) 539-9900





                                 Not applicable

          (Former name or former address, if changed since last report)

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Item 5. Other Events

Verizon Maryland Inc. (the Company) announced today reported net income of $286.2 million for the year ended December 31, 2001, compared to net income of $372.7 million in 2000. Net income was lower in 2001, as compared to the prior year, principally due to operating income remaining flat and the recognition of higher equity losses from an affiliate that provides new exchange access services. Operating income was $695.9 million for both years ended December 31, 2001 and 2000, as increased revenues were offset by corresponding increases in operating expenses.

Operating revenues for the year ended December 31, 2001 were $2,463.3 million, which represents an increase of $67.0 million, or 2.8%, from operating revenues of $2,396.3 million in 2000. The increase in operating revenues was principally due to an increased demand for high-capacity, high-speed digital services. This increase was partially offset by price reductions associated with mandatory federal and state price cap filings and other regulatory decisions. Lower intraLATA long distance revenues due to competition, lower billing and collection revenues due to the take-back of these services by other carriers, and a decline in public telephone services revenues as more customers substituted wireless communications for pay phone services further offset revenue increases.

Operating expenses for the year ended December 31, 2001 were $1,767.4 million, an increase of $67.0 million, or 3.9%, from operating expenses of $1,700.4 million in 2000. This increase was largely attributable to severance and retirement enhancement costs recorded in 2001 in connection with the separation of employees and higher depreciation and amortization expenses due to growth in depreciable telephone plant, increased software amortization, and higher rates of depreciation. Salary and wage increases for employees also contributed to the cost increase in 2001. These cost increases were partially offset by lower employee costs associated with reduced overtime pay and declining work force levels, lower merger-related costs and effective cost control measures.

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                              VERIZON MARYLAND INC.

                             SELECTED FINANCIAL DATA

Selected Income Statement Items:

                                                                                       Years Ended December 31,
(Dollars in Millions)                                                                2001                     2000
--------------------------------------------------------------------- ----------------------- ------------------------

Operating revenues                                                              $ 2,463.3                $ 2,396.3

Operating expenses                                                                1,767.4                  1,700.4
                                                                      ----------------------- ------------------------

Operating income                                                                    695.9                    695.9

Other income and (expense), net                                                     (88.8)                     2.9

Interest expense                                                                     81.4                     82.8
                                                                      ----------------------- ------------------------

Income before provision for income taxes                                            525.7                    616.0

Provision for income taxes                                                          239.5                    243.3
                                                                      ----------------------- ------------------------

Net income                                                                        $ 286.2                  $ 372.7
                                                                      ======================= ========================

Selected Balance Sheet Items:

(Dollars in Millions)                                                 December 31, 2001          December 31, 2000
---------------------------------------------------------------- -------------------------- --------------------------

Plant, property and equipment, net                                            $ 3,097.3                  $ 3,024.1

Total assets                                                                    4,336.0                    4,086.3

Long-term debt                                                                    803.4                      855.9

Shareowner's investment                                                         1,232.9                    1,158.9

                              VERIZON MARYLAND INC.

Other Items:

                                                                                            Years Ended December 31,
(Dollars in Millions)                                                                        2001              2000
----------------------------------------------------------------------------------- ----------------- -----------------

Cash from operating activities                                                            $ 897.9            $778.4

Cash (used in) investing activities                                                        (686.0)           (821.3)

Cash (used in)/provided by financing activities                                            (211.9)             41.8

Dividends paid                                                                              311.0             279.6

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

               12    Computation of Ratio of Earnings to Fixed Charges

               26.2  Form of Invitation for Bids (Sole Bidders Only)

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  VERIZON MARYLAND INC.


                                  By: /s/Edwin F. Hall
                                     -------------------------------------------
                                     Edwin F. Hall
                                     Controller

Date:  February 14, 2002

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------

 12               Computation of Ratio of Earnings to Fixed Charges.

 26.2             Form of Invitation for Bids (Sole Bidders Only)